UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2006

JPMorgan Chase & Co.

(Exact Name of Registrant
as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-05805	13-2624428
(Commission File Number)	(I.R.S. Employer Identification No.)

270 Park Avenue New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 13d-2(b) under the Exchange Act (17 CFR 240.13d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2340.13e-4(c))

Item 5.03(a) Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 17, 2006, the Board of Directors of JPMorgan Chase & Co. (the registrant) amended section 1.02 of the registrant's bylaws relating to special meetings of stockholders and section 2.01 dealing with the size of the Board; and adopted a new bylaw section 2.09, providing for majority voting for directors, all effective immediately. A copy of the Registrant's bylaws is attached as Exhibit 3.1 and is incorporated by reference herein.

Section 1.02 has been amended to add a section detailing the procedures for stockholder requested special meetings.

Section 2.01 has been amended to specify that the number of Directors be not less than 8 and no more than 18 members, to provide that the Board may fix the number of Directors within said range from time to time by resolution and to provide that the number of Directors for any year may be fixed by resolution of stockholders at an annual meeting.

Section 2.09 has been added to provide for majority voting for the election of Directors in uncontested elections by requiring that any Director who receives a greater number of votes "withheld" than votes "for" shall submit his or her resignation for decision by the Board of Directors.

Item 8.01 Other Events

On October 17, 2006, the Board of Directors of the registrant adopted a policy regarding political contributions and legislative lobbying to be posted on the registrant's Corporate Governance website. A copy of the registrant's policy is attached as Exhibit 99.1 and is incorporated by reference herein.

(c) Exhibits.

The following are furnished as exhibits to this report.

3.1	Registrant Bylaws, as of October 17, 2006.
99.1	JPMorgan Chase & Co. Political Contributions Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JPMorgan Chase & Co.
(Registrant)

Date: October 20, 2006	/s/ Anthony J. Horan
Name: Anthony J. Horan Title: Corporate Secretary

EXHIBIT INDEX
Exhibit No.	Description
3.1	Registrant Bylaws, as of October 17, 2006.
99.1	JPMorgan Chase & Co. Political Contributions Statement.